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                                                                  EXHIBIT 3.1(b)


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ARTICLES OF ORGANIZATION

                                       OF

                                  MEDIACOM LLC


          Under Section 211 of the Limited Liability Company Law

          FIRST:    The name of the limited liability company is: MEDIACOM LLC.

          SECOND:   The date of filing of the articles of organization is July
17, 1995.

          THIRD:    The amendment effected by this certificate of amendment is as follows:

          (A) Paragraph Third of the Articles of Organization dealing with the county in which the office of the Company is located is hereby amended to read as follows:

          The county within the State of New York in which the county of the Company is to be located is Orange County.

          IN WITNESS WHEREOF, this certificate has been subscribed this 21/st/ day of November, 1995, by the undersigned who affirms the statements herein to be true under penalty of perjury.



                                      /s/ J. Douglas Geary
                                     -------------------------
                                     J. Douglas Geary, Esq.
                                     Sole Organizer
                                     Cooperman Levitt Winikoff
                                         Lester & Newman, P.C.
                                     800 Third Avenue
                                     New York, New York 10022
                                     (212) 688-7000